


JOHN BRENKUS PRESENTS
THE GOAT CODE






WELCOME TO
CANTON, OHIO

HALL OF FAME
RESORT & ENTERTAINMENT CO.

Second Quarter Fiscal 2024 Earnings Supplementary Information
August 2024

HALL OF FAME VILLAGE

GOLD SUMMIT GAMING

HALL OF FAME VILLAGE MEDIA

Who We Are

WHAT WE DO

As a world-class resort and sports entertainment company, we do what no other company can through our unique brand partnerships and direct access to exclusive content. By doing this, we create exceptional experiences across multiple platforms that honor the past and inspire the future. With this unwavering purpose, we strive to maximize shareholder value and pursue excellence.

Honor the Past, Inspire the Future

What We Are

A MULTI-DIMENSIONAL SPORTS & ENTERTAINMENT COMPANY



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JOHN BRENKUS PRESENTS
THE GOAT CODE
NEXT MAN UP
INSIDE THE NFL ALUMNI ACADEMY

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betr

THEMED, EXPERIENTIAL DESTINATION ASSETS		MEDIA		GAMING
Themed Attractions Hospitality Live Entertainment	←	Original Content High-Profile Partnerships Sponsorships	→	Fantasy Sports eGaming Sports Betting

Present & Future Revenue Streams

CREATING A MULTI-DIMENSIONAL DESTINATION, MEDIA & GAMING COMPANY



Stadium
Waterpark
Hotels
Play-Action Plaza & Retail
Centers for Excellence & Performance
ForeverLawn Sports Complex
Sports Betting, Fantasy Sports & ESports
Sponsorships & Media
Synergistic Revenue Enhancement
GOLD SUMMIT GAMING
Destination-Based/Physical Assets
Offsite & Non-Physical Assets

Financial Results

KEY FINANCIAL RESULTS

($ in millions, except per share data)	Q2 FY24	Q2 FY23
Revenue	$4.7	$6.1
Loss from Operations	($8.4)	($9.5)
Adjusted EBITDA*	($4.2)	($6.2)
Net (loss) income attributable to HOFRE shareholders	($15.8)	($13.6)
Net (loss) income per share, basic and diluted	($2.41)	($2.39)






*See page 9 for EBITDA and Adjusted EBITDA reconciliation. See page 8 for a statement regarding use of non-GAAP financial measures.
These supplemental slides highlight certain information in the Company's earnings release for the quarter ended June 30, 2024 and should be read together with such earnings release.

Financial Guidance

SYNERGISTIC REVENUE AND CONTINUED OPERATING EFFICIENCIES

	FY2022 Actual	FY2023 Actual	FY2024 Guidance
Revenue	$16.0M	$24.1M	$20M-$22M
Adjusted EBITDA	$(26.0M)	$(25.5M)	Loss in Mid-Teens

INCREASED PROGRAMMING SYNERGIES
EXPECT **IMPROVED EBITDA** FROM IMPROVED OPERATIONAL EFFICIENCIES

Note: Figures in Dollars and Millions

Forward-Looking Statements

Certain statements made herein are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as "plan," "opportunity," "future," "will," "goal," "enable," "pipeline," "transition," "move forward," "towards," "build out," "coming" and "look forward" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company's control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company's ability to manage growth; the Company's ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities and for working capital; litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company's products and services, and in particular economic and market conditions in the resort and entertainment industry; increased inflation; the inability to maintain the listing of the Company's shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Statement Regarding Use of Non-GAAP Financial Measures

Hall of Fame Resort and Entertainment Company ("HOFV") reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). The presentation includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the Company's performance and provide improved comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for the Company's results prepared in accordance with GAAP. In addition, the non-GAAP measures the Company uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the Company uses in the same way.

Additional Information

The following trademarks and corresponding logos are the trademarks of their respective owners: Pro Football Hall of Fame, National Football League ("NFL"), The Zac Brown Band, Joe Thomas, Cleveland Browns, New York Jets, betr, John Brenkus, Next Man Up: Inside the NFL Alumni Academy, Bert Kreischer, and Don Shula's American Kitchen.

Non-GAAP Reconciliation

Adjusted EBITDA reconciliation ($ in millions)	**3 Months Ended June 30, 2024**	**3 Months Ended June 30, 2023**
Net loss income attributable to HOFRE stockholders	($15.8)	($13.6)
(Benefit from) provision for income taxes	-	-
Interest expense, net	6.5	4.4
Depreciation expense	4.2	3.4
Amortization of discount on note payable	1.0	0.9
EBITDA	**($4.0)**	**($4.9)**
Change in fair value of warrant liability	0.0	0.2
Change in fair value of interest rate swap	-	(0.1)
Change in fair value of securities available for sale	-	(1.7)
Loss on sale of asset	(0.0)	-
Loss on extinguishment	0.0	-
Other income	(0.5)	-
Loss from equity method investments	0.1	-
Preferred stock dividends	0.3	0.3
Loss attributable to non-controlling interest	-	(0.0)
Adjusted EBITDA	**($4.2)**	**($6.2)**

Note: Amounts may not add due to rounding

HALL OF FAME
RESORT & ENTERTAINMENT CO.



VISION

Inspiring unique and exhilarating sports and entertainment experiences that **maximize growth and fan engagement.**

MISSION

We create exceptional sports-inspired destination, media, and gaming experiences that uniquely **leverage brand partnerships and direct access to exclusive content.**

VALUES

With our connection to sport, we exemplify these values:
Inspiration, Teamwork, Respect, Integrity, Excellence

For more information, please contact:

Investor Relations

(330) 458-9176
Investor.Relations@hofreco.com
2014 Champions Gateway
Canton, OH 44718
https://ir.hofreco.com